Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 15, 2024, in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-277123) and related Prospectus of Prelude Therapeutics Incorporated for the registration of 7,936,759 shares of its common stock.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

May 6, 2024